UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of registrant’s principal executive office)	(Zip code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2025, Estrella Immunopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 2,233,334 shares of common stock of the Company at a purchase price of $1.50 per share for gross proceeds of approximately $3.35 million, before the deduction of offering expenses. The last reported sale price of the common stock of the Company on May 29, 2025 was $1.00 per share.

The Company currently intends to use the proceeds from the Private Placement for working capital, general operations and the Company’s research and development program.

Pursuant to the Purchase Agreement, the Company agreed to issue additional shares of its common stock (“True-Up Shares”) to the Purchasers if, on the 12-month anniversary of the closing date of the transactions contemplated by the Purchase Agreement (the “True-Up Measurement Date”) the closing price of the common stock is equal to a price lower than $1.50. The number of any True-Up Shares issuable to a Purchaser is equal to (i) the number of shares purchased by the Purchaser multiplied by (ii) (A) the difference between $1.50 and a price equal to the lower of (I) $1.50 and (II) the volume-weighted average price of the common stock for the 10 trading days prior to May 30, 2025 (the “True-Up Price”), subject to a floor price of $0.20, (B) divided by the True-Up Price. The Company will not issue any True Up Shares unless shareholder approval has been obtained to the extent required by The Nasdaq Stock Market LLC. In addition, if the issuance of the full amount of any True-Up Shares will result in a Purchaser exceeding 19.99% ownership of the common stock, the Company will issue a contractual right to receive a number of True-Up Shares in excess of the beneficial ownership limitation at the time of issuance.

In addition, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement to register for resale the shares of common stock issued in the Private Placement and the True-Up Shares.

The Purchase Agreement contained customary representations and warranties. The closing of the Private Placement is subject to the satisfaction of customary closing conditions.

The foregoing description of the Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K and the agreement related thereto is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the securities issued in the Private Placement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events

On June 3, 2025, the Company issued a press release announcing the pricing of the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated as of May 30, 2025, by and between Estrella Immunopharma, Inc. and certain investors
99.1	Press Release dated as of June 3, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

Date: June 3, 2025	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

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